Exhibit 24
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine P. Iordanou and Mark D. Lyons as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Arch Capital Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2014 and any and all amendments and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Constantine P. Iordanou Constantine P. Iordanou	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	February 27, 2015
/s/ Mark D. Lyons Mark D. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2015
/s/ John L. Bunce, Jr. John L. Bunce, Jr.	Director	February 27, 2015
/s/ Eric W. Doppstadt Eric W. Doppstadt	Director	February 27, 2015
/s/ Kewsong Lee Kewsong Lee	Director	February 27, 2015
/s/ Yiorgos Lillikas Yiorgos Lillikas	Director	February 27, 2015
/s/ James J. Meenaghan James J. Meenaghan	Director	February 27, 2015
/s/ Deanna M. Mulligan Deanna M. Mulligan	Director	February 27, 2015
/s/ Louis J. Paglia Louis J. Paglia	Director	February 27, 2015

Signature	Title	Date

/s/ John M. Pasquesi John M. Pasquesi	Director	February 27, 2015
/s/ Brian S. Posner Brian S. Posner	Director	February 27, 2015
/s/ Eugene S. Sunshine Eugene S. Sunshine	Director	February 27, 2015
/s/ John D. Vollaro John D. Vollaro	Director	February 27, 2015